UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report:  September 9, 2015

(Date of earliest event reported)

ST. JUDE MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-12441

Minnesota	41-1276891
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

One St. Jude Medical Drive,

St. Paul, MN 55117

(Address of principal executive offices, including zip code)

(651) 756-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Daniel J. Starks, the Chairman, President and Chief Executive Officer of St. Jude Medical, Inc., a Minnesota corporation (“St. Jude Medical” or the “Company”), has notified the Board of Directors of the Company (the “Board”) of his decision to retire from his positions as President and Chief Executive Officer of the Company effective January 1, 2016 and has been elected Executive Chairman of the Board.

The Board has appointed Michael T. Rousseau, currently the Chief Operating Officer of the Company, the President and Chief Executive Officer of the Company effective January 1, 2016.  The Board also elected Mr. Rousseau as a director of the Company, effective January 1, 2016, to serve in the class of directors with terms expiring at the Company’s annual meeting in 2018.  A description of Mr. Rousseau’s business experience and positions with the Company is set forth under the heading “Executive Officers of the Registrant” in the Company’s Annual Report on Form 10-K for the fiscal year ended January 3, 2015, which description is incorporated herein by reference.

On September 9, 2015, the Company issued a press release announcing the foregoing matters, a copy of which is filed as Exhibit 99.1 to this Report and is incorporated herein by reference.

Item 9.01        Financial Statements and Exhibits.

(d)                 Exhibits.

Exhibit Number	Description

99.1	Press Release issued September 9, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

St. Jude Medical, Inc.

DATE: September 9, 2015	By:	/s/ Jason Zellers
	Name:	Jason Zellers
	Title:	Vice President, General Counsel and Corporate Secretary